UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WACHOVIA CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State of incorporation or organization)

56-0898180

(IRS Employer Identification No.)

301 South College Street, Suite 4000

Charlotte, North Carolina 28288-0013

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
7.50 % Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration statement file number to which this form relates: 333-150225

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Wachovia Corporation (the “Company”) hereby incorporates by reference the description if its 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L (the “Preferred Stock”) under the caption “Description of the Series L Preferred Stock” set forth in the prospectus supplement dated April 14, 2008 to the prospectus dated April 14, 2008 constituting part of its registration statement on Form S-3 (SEC File No. 333-150225).

Item 2.	Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Company are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

3.1	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

3.2	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit (3)(b) to the Company’s 2002 Annual Report on Form 10-K).

3.3	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit (3)(c) to the Company’s 2002 Annual Report on Form 10-K).

3.4	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated February 1, 2006).

3.5	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit (3)(a) to the Company’s Current Report on Form 8-K, dated April 18, 2007).

3.6	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated December 21, 2007).

3.7	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated February 8, 2008).

3.8	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated April 17, 2008).

3.9	By-Laws of the Company, amended and restated as of April 17, 2007 (incorporated by reference to Exhibit 3(b) to the Company’s Current Report on Form 8-K, dated April 17, 2007).

4.1	Form of Certificate for the Company’s 7.50 % Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 17, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Wachovia Corporation

	By:	/s/ Ross E. Jeffries, Jr.
	Name:	Ross E. Jeffries, Jr.
	Title:	Senior Vice President and Deputy General Counsel

Date: April 17, 2008

EXHIBIT INDEX

Exhibits

3.1	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

3.2	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit (3)(b) to the Company’s 2002 Annual Report on Form 10-K).

3.3	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit (3)(c) to the Company’s 2002 Annual Report on Form 10-K).

3.4	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated February 1, 2006).

3.5	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit (3)(a) to the Company’s Current Report on Form 8-K, dated April 18, 2007).

3.6	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated December 21, 2007).

3.7	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated February 8, 2008).

3.8	Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated April 17, 2008).

3.9	By-Laws of the Company, amended and restated as of April 17, 2007 (incorporated by reference to Exhibit 3(b) to the Company’s Current Report on Form 8-K, dated April 17, 2007).

4.1	Form of Certificate for the Company’s 7.50 % Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 17, 2008).